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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               September 27, 1999
                                 Date of Report
                        (Date of earliest event reported)


                            SMITH INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)



           Delaware                      1-8514                 95-3822631
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         File Number)         Identification No.)

                               16740 Hardy Street
                                 Houston, Texas
                    (Address of principal executive offices)

                                      77032
                                    (Zip Code)


                                 (281) 443-3370
              (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On July 14, 1999, Smith International, Inc. (the "Company" or "Smith") and Schlumberger Limited ("Schlumberger") formed a drilling fluids venture pursuant to an Amended and Restated Organization Agreement dated July 14, 1999 (the "Agreement"). The Agreement is by and among the Company, Smith International Acquisition Corp., M-I Purchase Corporation, M-I L.L.C. ("M-I"), Smith International Canada Ltd., M-I Drilling Fluids Canada, Inc., Schlumberger, Schlumberger Technology Corporation, and Schlumberger M-I, Inc. The Company contributed its M-I operations whereas Schlumberger contributed its non-U.S. Dowell drilling fluids business, including a cash equalization payment of approximately $40 million, and paid cash consideration of $280 million to the Company. Under the terms of the Agreement, the Company and Schlumberger own 60 percent and 40 percent, respectively, of the combined operations. This current report on Form 8-K/A contains pro forma financial information giving effect to the transaction.

ITEM 5.   OTHER EVENTS

          On July 27, 1999, the United States Department of Justice filed petitions with the United States District Court in Washington, D.C. alleging civil and criminal contempt in connection with the formation of the Company's drilling fluids joint venture. The petitions allege that the Company and Schlumberger violated a Consent Decree and Final Order issued in 1994 in United States v. Baroid Corporation. The Company agreed to be bound by the Consent Decree in connection with the purchase of the majority ownership interest in M-I which was acquired in April 1994. The Justice Department's petitions request that the Court rescind the transaction, fine the Company $100,000 per day for violations under the Consent Decree and levy an appropriate fine against the Company under the criminal pleading. The Company has been advised that it has a strongly defensible position as the transaction did not involve any of Schlumberger's U.S. drilling fluids assets or businesses, had no significant impact on U.S. business and, therefore, was not subject to the terms of the Consent Decree. The Company does not anticipate that the outcome of a hearing on this matter, which is currently scheduled for mid-November 1999, will have a material adverse impact on the Company's consolidated financial position or results of operations.

          A copy of the press release announcing these events are filed as Exhibits 99.1 and 99.2, respectively, and are hereby incorporated herein by reference.


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

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of businesses acquired.

          Not applicable.

     (b)  Pro Forma financial information.

          In accordance with Item 7(b)(2) of the Form 8-K requirements, the following Pro Forma information of the Company is attached as a part of this report:

          Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 1998.

          Unaudited Pro Forma Condensed Statement of Operations for the Six Months Ended June 30, 1999.

          Unaudited Pro Forma Condensed Balance Sheet as of June 30, 1999.

          Notes to Pro Forma Condensed Financial Statements.

     (c)  Exhibits.

          2.1 Amended and Restated Organization Agreement dated July 14, 1999 by and among the Company, Smith International Acquisition Corp., M-I Purchase Corporation, M-I L.L.C., Smith International Canada Ltd., M-I Drilling Fluids Canada, Inc., Schlumberger, Schlumberger Technology Corporation, and Schlumberger MI, Inc. *


          99.1 Press Release issued by Registrant dated July 14, 1999. *

          99.2 Press Release issued by Registrant dated July 28, 1999. *


* Previously filed.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      SMITH INTERNATIONAL, INC.



Dated: September 27, 1999             By: /s/ NEAL S. SUTTON
                                         ---------------------------------------
                                         Neal S. Sutton,
                                         Senior Vice President - Administration,
                                         General Counsel and Secretary


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

                            SMITH INTERNATIONAL, INC.
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS


     The Pro Forma Condensed Balance Sheet as of June 30, 1999 and Pro Forma Condensed Statements of Operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, give effect to the formation of the drilling fluids venture combining M-I, a wholly-owned subsidiary of the Company, with certain drilling fluid operations of Schlumberger outside the United States. On July 25, 1999, Schlumberger contributed its Dowell drilling fluid operations outside the United States, including a cash equalization payment of approximately $40 million, and paid cash consideration of $280 million to the Company in exchange for a 40 percent interest in the combined operations (collectively, the "M-I Transaction").

     The Pro Forma Condensed Statements of Operations are presented as if the M-I Transaction had occurred on January 1, 1998, whereas the Pro Forma Condensed Balance Sheet assumes the M-I Transaction occurred on June 30, 1999. The pro forma condensed financial information is based on the historical financial data of the Company and the historical financial data of Schlumberger's Dowell drilling fluids business outside the United States and gives effect to Schlumberger's contribution under the purchase method of accounting and the assumptions included in the accompanying notes to the Pro Forma Condensed Financial Statements.

     The pro forma information set forth below is not intended to be indicative of the results that would have occurred had such transaction been consummated as of the aforementioned dates, or that may be achieved in the future. In particular, the pro forma financial statements do not give effect to any cost reductions, including prior allocations for corporate services and infrastructure costs, or other potential savings that may be realized by the Company as a result of the M-I Transaction. Additionally, management has not fully evaluated all of the consequences of the transaction including assessing the fair value of assets and liabilities and the total amount of costs that may be necessary to consolidate and combine the operations. Upon completion of these evaluations, any additional adjustments will be recorded in accordance with purchase accounting rules and principles.

     This pro forma information should be read in conjunction with the following:

     o Management's Discussion and Analysis of Financial Condition and Results of Operations and its financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 1998.

     o    Quarterly Report on Form 10-Q for the period ended March 31, 1999.

     o    Quarterly Report on Form 10-Q for the period ended June 30, 1999.

     o    Quarterly Report on Form 8-K dated July 29, 1999.


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

                            SMITH INTERNATIONAL, INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                  (Dollars in thousands, except per share data)


                                                                            Non-U.S.
                                                              Smith          Dowell        Pro Forma
                                                            Historical     Historical     Adjustments        Pro Forma
                                                            ----------     ----------     -----------        ----------
 REVENUES .............................................     $2,118,715     $  257,375     $       --         $2,376,090

 COSTS AND EXPENSES:
    Cost of Revenues ..................................      1,489,656        189,676             --          1,679,332
    Selling Expenses ..................................        339,097         46,849             --            385,946
    General and Administrative Expenses ...............         82,153          6,438          1,035(a)          89,626
    Merger, Restructuring and Other
      Non-Recurring Costs .............................         82,500             --             --             82,500
                                                            ----------     ----------     ----------         ----------
      Total costs and expenses ........................      1,993,406        242,963          1,035          2,237,404
                                                            ----------     ----------     ----------         ----------
 INCOME BEFORE INTEREST AND TAXES .....................        125,309         14,412         (1,035)           138,686

 INTEREST EXPENSE, NET ................................         43,371             --        (21,758)(b)         21,613
                                                            ----------     ----------     ----------         ----------
 INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS ....         81,938         14,412         20,723            117,073

 INCOME TAX PROVISION .................................         26,279          3,392         10,973(c)          40,644
                                                            ----------     ----------     ----------         ----------

 INCOME BEFORE MINORITY INTERESTS .....................         55,659         11,020          9,750             76,429

 MINORITY INTERESTS ...................................         21,590             --          3,097(d)          24,687
                                                            ----------     ----------     ----------         ----------
 NET INCOME ...........................................     $   34,069     $   11,020     $    6,653         $   51,742
                                                            ==========     ==========     ==========         ==========
 EARNINGS PER SHARE:
    Basic .............................................     $     0.71                                       $     1.08
    Diluted ...........................................     $     0.70                                       $     1.07

 WEIGHTED AVERAGE SHARES OUTSTANDING:
    Basic .............................................         47,909                                           47,909
    Diluted ...........................................         48,341                                           48,341


     The accompanying notes are an integral part of this unaudited pro forma condensed financial statement.


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

                            SMITH INTERNATIONAL, INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                  (Dollars in thousands, except per share data)


                                                                            Non-U.S.
                                                              Smith          Dowell        Pro Forma
                                                            Historical     Historical     Adjustments        Pro Forma
                                                            ----------     ----------     -----------        ----------
REVENUES ..............................................     $  786,717      $  113,241     $       --         $  899,958

COSTS AND EXPENSES:
   Cost of Revenues ...................................        576,693          83,097             --            659,790
   Selling Expenses ...................................        140,698          20,833             --            161,531
   General and Administrative Expenses ................         42,422           2,171            518(a)          45,111
   Gain on Sale of Assets .............................        (10,520)             --             --            (10,520)
   Merger, Restructuring and Other
     Non-Recurring Costs ..............................          7,899              --             --              7,899
                                                            ----------      ----------     ----------         ----------
     Total costs and expenses .........................        757,192         106,101            518            863,811
                                                            ----------      ----------     ----------         ----------

INCOME BEFORE INTEREST AND TAXES ......................         29,525           7,140           (518)            36,147

INTEREST EXPENSE, NET .................................         23,372              --        (10,879)(b)         12,493
                                                            ----------      ----------     ----------         ----------

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS .....          6,153           7,140         10,361             23,655

INCOME TAX PROVISION ..................................          3,495           2,427          3,271(c)           9,193
                                                            ----------      ----------     ----------         ----------

INCOME BEFORE MINORITY INTERESTS ......................          2,658           4,713          7,090             14,461

MINORITY INTERESTS ....................................           (927)             --          7,227(d)           6,300
                                                            ----------      ----------     ----------         ----------
NET INCOME ............................................     $    3,585      $    4,713     $     (137)        $    8,161
                                                            ==========      ==========     ==========         ==========

EARNINGS PER SHARE:
   Basic ..............................................     $      .07                                        $      .17
   Diluted ............................................     $      .07                                        $      .17

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic ..............................................         48,291                                            48,291
   Diluted ............................................         48,852                                            48,852


     The accompanying notes are an integral part of this unaudited pro forma condensed financial statement.


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

                            SMITH INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 1999
                                 (In thousands)

                                                                         Smith           Pro Forma
                                                                       Historical       Adjustments           Pro Forma
                                                                      ------------      ------------         ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents .....................................          $24,804      $    321,000(a)      $     25,804
                                                                                            (320,000)(b)
  Receivables, net ..............................................          389,419              --                389,419
  Inventories, net ..............................................          456,771            40,535(a)           497,306
  Deferred tax assets, net ......................................           56,452             8,635(a)            65,087
  Prepaid expenses and other ....................................           29,217               746(a)            29,963
                                                                      ------------      ------------         ------------
    Total current assets ........................................          956,663            50,916            1,007,579
                                                                      ------------      ------------         ------------

PROPERTY, PLANT AND EQUIPMENT, NET ..............................          377,656            13,403(a)           391,059

GOODWILL, NET ...................................................          304,934            41,404(a)           346,338

OTHER ASSETS ....................................................          108,012              --                108,012
                                                                      ------------      ------------         ------------
TOTAL ASSETS ....................................................     $  1,747,265      $    105,723         $  1,852,988
                                                                      ============      ============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term borrowings and current portion of long-term debt ...     $    253,922      $   (207,922)(b)     $     46,000
  Accounts payable and  accrued liabilities .....................          303,852            50,975(a)           354,827
  Income taxes payable ..........................................           19,228            40,000(a)            59,228
                                                                      ------------      ------------         ------------
      Total current liabilities .................................          577,002          (116,947)             460,055
                                                                      ------------      ------------         ------------

LONG-TERM DEBT ..................................................          429,532          (112,078)(b)          317,454

DEFERRED TAX LIABILITIES ........................................           32,038              --                 32,038

OTHER LONG-TERM LIABILITIES .....................................           23,446              --                 23,446

MINORITY INTERESTS ..............................................           23,602           290,900(a)           314,502

SHAREHOLDERS' EQUITY:
  Common Stock ..................................................           49,442              --                 49,442
  Additional paid-in capital ....................................          348,164              --                348,164
  Retained earnings .............................................          284,370            43,848(a)           328,218
  Cumulative translation adjustments ............................          (12,629)             --                (12,629)
  Less - treasury securities, at cost ...........................           (7,702)             --                 (7,702)
                                                                      ------------      ------------         ------------
      Total shareholders' equity ................................          661,645            43,848              705,493
                                                                      ------------      ------------         ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ......................     $  1,747,265      $    105,723         $  1,852,988
                                                                      ============      ============         ============


        The accompanying notes are an integral part of this unaudited pro forma condensed financial statement.

                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS


GENERAL

     The following notes set forth the assumptions used in preparing the pro forma financial statements. The pro forma adjustments are based on estimates made by management using information currently available.

     In accordance with preparation requirements under Regulation S-X, the Pro Forma Condensed Statements of Operations do not include the impact of non-recurring charges or credits and related tax effects that result directly from the transaction, which will be ultimately recognized by the Company. The non-recurring gain associated with the transaction, which is net of estimated transaction-related costs and taxes, is expected to approximate $45 million.

PRO FORMA ADJUSTMENTS


NOTE (1) PRO FORMA ADJUSTMENTS TO THE CONDENSED STATEMENTS OF OPERATIONS

(a) To record amortization of goodwill associated with the transaction over 40 years.

(b) To eliminate interest expense as if cash received had been used to retire outstanding debt.

(c)  To record income tax provision at the U.S. statutory rate.

(d) To record minority interest expense associated with Schlumberger's ownership interest in the combined operations.


NOTE (2) PRO FORMA ADJUSTMENTS TO THE CONDENSED BALANCE SHEET

(a) To record the M-I Transaction, transaction costs and the estimated gain (net of transaction-related costs and income taxes). The contribution by
      Schlumberger is reflected using the purchase method of accounting.

(b)  To record application of cash received to retire outstanding debt.


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